Exhibit 23
Consent of Independent Registered Public Accounting Firm

Investment Committee of the
Perrigo Company Profit-Sharing and Investment Plan
Allegan, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-192946) of our report dated June 18, 2015 relating to the financial statements and supplemental schedule of the Perrigo Company Profit-Sharing and Investment Plan which appear in this Form 11-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

June 18, 2015
Grand Rapids, Michigan